CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, Donald F. Crumrine, Director, Chairman of the Board and Chief Executive Officer of Flaherty & Crumrine Preferred Income Opportunity Fund Incorporated (the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 29, 2004            /S/ DONALD F. CRUMRINE
     --------------------         --------------------------------------------
                                  Donald F. Crumrine, Director, Chairman of the
                                  Board and Chief Executive Officer\
                                  (principal executive officer)


I, Peter C. Stimes, Chief Financial and Accounting Officer, Vice President, Treasurer & Assistant Secretary of Flaherty & Crumrine Preferred Income Opportunity Fund Incorporated (the "Registrant"), certify that:

         1.     The Form N-CSR of the Registrant  (the "Report")  fully complies
                with  the   requirements  of  Section  13(a)  or  15(d)  of  the
                Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JULY 29, 2004           /S/ PETER C. STIMES
     ----------------------      -----------------------------------------------
                                 Peter C. Stimes, Chief Financial and Accounting
                                 Officer, Vice President, Treasurer & Assistant
                                 Secretary
                                 (principal financial officer)